EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Torotel, Inc. (the “Company”) on Form 10-KSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dale H. Sizemore, Jr., Chief Executive Officer of the Company, certify, pursuant to
18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dale H. Sizemore, Jr.

Dale H. Sizemore, Jr.
Chief Executive Officer
July 20, 2003